UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2012

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.
(Exact name of registrant as specified in its charter)

Delaware	000-51462	20-3174202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

3530 Toringdon Way, Suite 200, Charlotte, North Carolina 28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(704) 341-1516

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(e)          On October 17, 2012, Chelsea Therapeutics International, Ltd. entered into a Severance Agreement, dated as of October 16, 2012, with Mr. Joseph G. Oliveto, its interim Chief Executive Officer. The Agreement sets out the following basic terms between Chelsea and Mr. Oliveto:

•	Mr. Oliveto’s salary is $300,000 per year;

•	Mr. Oliveto’s employment is “at-will”;

•	If Mr. Oliveto resigns without good reason or Chelsea terminates Mr. Oliveto’s employment upon his death, permanent disability, liquidation, dissolution or discontinuance of the business by Chelsea, or for cause (as such term is defined in the Agreement), Chelsea must pay Mr. Oliveto all compensation and other benefits payable to him through his resignation or termination date;

•	If Mr. Oliveto resigns for good reason or Chelsea terminates Mr. Oliveto’s employment on grounds other than those provided in the paragraph above, Chelsea must pay Mr. Oliveto his base salary in effect as of his resignation or termination date for 12 months (or 18 months should such separation of service occur within one month prior to or six months following a change in control, as such term is defined in the Agreement) and, in all such cases, Mr. Oliveto’s equity grants from Chelsea will become fully vested and remain exercisable for 12 months;

•	Pursuant to the Agreement, good reason exists when (a) Chelsea materially reduces Mr. Oliveto’s base salary, (b) Mr. Oliveto’s principal place of work is relocated by Chelsea by more than 50 miles, or (c) Chelsea makes a material diminution in Mr. Oliveto’s title or duties, except that, following Chelsea’s hire of a new Chief Executive Officer, good reason will not exist if Mr. Oliveto reports directly to the new Chief Executive Officer and his job responsibilities are no less than those he held prior to being named Chelsea’s Interim Chief Executive Officer;

•	If Mr. Oliveto dies prior to receiving any or all of the payments to which he is due under the Agreement, the remaining payments will be made to his estate; and

•	Mr. Oliveto must provide Chelsea 30 days written notice of his termination of employment and, if he is resigning for good reason, the notice must state the circumstances constituting good reason and Mr. Oliveto may only resign within 6 months after Chelsea’s 30-day period to cure such circumstances.

The foregoing description of the Agreement is qualified in its entirety by reference to the full and complete terms of the Agreement, which is filed as Exhibit 10.19 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.19	Severance Agreement between Chelsea Therapeutics International, Ltd. and Mr. Joseph G. Oliveto, dated as of October 16, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

Date: October 19, 2012	/s/ J. Nick Riehle
J. Nick Riehle, Chief Financial Officer